                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant [ ]
    Filed by a Party other than the Registrant [X]
    Check the appropriate box:
[ ] Preliminary Proxy Statement                        [ ] Confidential, for Use of the Commission Only (as
                                                           permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           COMMUNICATION CABLE, INC.
                (Name of Registrant as Specified in Its Charter)
                              KUHLMAN CORPORATION
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant) PAYMENT OF FILING FEE (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:
[X] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                   KUHLMAN CORPORATION ANNOUNCES SUPPORT
                     OF LEADING VOTING ADVISORY SERVICE


SAVANNAH, GEORGIA, February 9, 1996. Kuhlman Corporation (NYSE:KUH) announced today that Institutional Shareholder Services ("ISS") recommended to its subscribers that they vote their shares of Common Stock of Communication Cable, Inc. ("CCI") (NASDAQ:CABL) in favor of the Voting Rights Proposal to be presented on behalf of Kuhlman at the CCI Special Meeting on February 16, 1996. ISS is a well-known provider of analytical services to institutional investors.

The Special Meeting will consider Kuhlman's proposal, pursuant to the North Carolina Control Share Acquisition Act, to grant voting rights for any CCI shares acquired by Kuhlman including any and all outstanding shares Kuhlman may acquire pursuant to its pending tender offer for any and all outstanding shares of common stock of CCI. Under the offer, scheduled to expire on February 15, 1996, Kuhlman is offering $14.00 per share in cash.

Kuhlman is not obligated to consummate its tender offer unless and until, among other things, CCI shareholders vote to give Kuhlman voting rights for any and all shares that Kuhlman may acquire.

For further information, please contact:

                      Arthur B. Crozier 212-440-9861
                      Charles W. Garske 212-440-9916
                      Georgeson & Company Inc. - the Information Agent TOLL FREE: 1-800-223-2064
                      BANKS & BROKERS CALL: 212-440-9800